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                                                                  Exhibit 23.2




                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the FEDEX Corporation 1999 Stock Incentive Plan of our report dated January 23, 1997 (except for Note K, as to which the date is March 27, 1997) with respect to the consolidated financial statements of Caliber System, Inc. for the year ended December 31, 1996 included in FDX Corporation's Annual Report (Form 10K) for the year ended May 31, 1999.

                                       /s/ Ernst & Young LLP


Akron, Ohio
April 10, 2000